EXHIBIT  32.1

      STATEMENTS REQUIRED BY 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Form 10-K/A (Amendment No. 1) of 21st Century Holding Company (the "Company") for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Richard Widdicombe, Chief Executive Officer of the Company, certify that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



September 2, 2003                                    /s/ Richard Widdicombe
                                                     ----------------------
                                                     Richard Widdicombe